Exhibit 99

Amendment Form 4 Joint Filer Information

Name:   Technology Partners Fund VII, L.P.

Address:   100 Shoreline Highway
                Suite 282, Bldg. B
                Mill Valley, CA 94941

Designated Filer:   TP Management VII, LLC

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/10/2006

Signature:   /s/ Sheila Mutter, for TP Management VII, LLC,
as general partner of Technology Partners Fund VII, L.P.